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                                  EXHIBIT 4.11

                  FORM OF DTC PARTICIPANT OVERSUBSCRIPTION FORM

                              EXCO RESOURCES, INC.

                                 RIGHTS OFFERING

                      DTC PARTICIPANT OVERSUBSCRIPTION FORM

THIS FORM IS TO BE USED ONLY BY DEPOSITORY TRUST COMPANY PARTICIPANTS TO EXERCISE THE OVERSUBSCRIPTION PRIVILEGE IN RESPECT OF RIGHTS WITH RESPECT TO WHICH THE BASIC SUBSCRIPTION PRIVILEGE WAS EXERCISED AND DELIVERED THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY. ALL OTHER EXERCISES OF OVERSUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE DELIVERY OF THE SUBSCRIPTION FORMS.

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THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS
OF EXCO RESOURCES, INC. ("EXCO") DATED ________________, 1998 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM EXCO AND THE SUBSCRIPTION AGENT.

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VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00
P.M., DALLAS TIME, ON ________________, 1998 (THE "EXPIRATION DATE").

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         1.       The undersigned hereby certifies to EXCO and the Subscription
                  Agent that it is a participant in The Depository Trust
                  Company ("DTC") and that it has either (i) exercised the
                  Basic Subscription Privilege in respect of Rights and delivered such exercised Rights to the Subscription Agent by means of transfer to the DTC account of the Subscription
                  Agent or (ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise of the Basic Subscription Privilege and will deliver the Rights called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such DTC account of the Subscription Agent. The undersigned hereby certifies to EXCO
                  and the Subscription Agent that it owned __________   Shares
                  of Common Stock on June __, 1998 (the "Record Date").


         2. The undersigned hereby exercises the Oversubscription Privilege to purchase, to the extent available, _________ shares of Common Stock and certifies to EXCO and the Subscription Agent that such Oversubscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all Basic Subscription Privilege Rights have been exercised.

         3. The undersigned understands that payment of the Subscription Price of $____ per share for each share of Common Stock subscribed for pursuant to the Oversubscription Privilege must be received by the Subscription Agent at or before 5:00 p.m. Dallas time on the Expiration Date and represents that such payment, in the aggregate amount of $_________ either (check appropriate box):

         [ ] has been or is being delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery referred to above


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         or

         [ ]      is being delivered to the Subscription Agent herewith

         or

         [ ]      has been delivered separately to the Subscription Agent;

and, in the case of funds not delivered pursuant to a Notice of Guaranteed Delivery, is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

         [ ]      uncertified check

         [ ]      certified check

         [ ]      bank draft



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Basic Subscription Confirmation Number


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DTC Participant


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Name of DTC Participant


By:
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     Name:
     Title:

Contact Name:
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Phone Number:
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Dated:             , 1998
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